CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Independent
Registered Public Accounting Firm", "Financial Statements" and "Ongoing Arrangements to Disclose
Portfolio Holdings" and to the use of our report dated August 23, 2007 with respect to E.I.I. Realty
Securities Trust (comprising E.I.I. Global Property Fund, E.I.I. International Property Fund and E.I.I.
Realty Securities Fund), which is incorporated by reference in this Registration Statement on Form
N-1A (Nos. 333-45959 and 811-08649) of E.I.I. Realty Securities Trust.

                                        ERNST & YOUNG LLP

New York, New York
October 30, 2007